                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 6, 2000



                      NATIONAL INFORMATION CONSORTIUM, INC.
                      -------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           COLORADO                     000-26621               52-2077581
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)         IDENTIFICATION NO.)


                               12 CORPORATE WOODS
           10975 BENSON STREET, SUITE 390, OVERLAND PARK, KANSAS 66210
           -----------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (877) 234-EGOV
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
                                       ---
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

         On April 6, 2000, National Information Consortium, Inc., a Colorado corporation ("NIC"), issued a press release, filed as Exhibit 99.1, announcing that it had completed a $5 million cash investment in e-Filing.com, Inc. ("e-Filing.com"), giving NIC ownership of 20% of e-Filing.com through Series A voting Preferred Stock. On April 7, 2000, NIC issued a press release, filed as
Exhibit 99.2, announcing that it had completed a $5.5 million cash investment in Tidemark Computer Systems, Inc. ("Tidemark"), giving NIC ownership of approximately 27% of Tidemark through Series B voting Preferred Stock. Both investments are expected to be accounted for under the equity method.

ITEM 7.   EXHIBITS.

         99.1 Press Release of National Information Consortium, dated April 6, 2000.

         99.2 Press Release of National Information Consortium, dated April 7, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL INFORMATION CONSORTIUM, INC.


                                       By:      /s/ Kevin C. Childress
                                                ----------------------
                                                Kevin C. Childress
                                                Chief Financial Officer


Date:  April 10, 2000


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                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
    99.1      Press Release of National Information Consortium, dated April 6,
              2000.

    99.2      Press Release of National Information Consortium, dated April 7,
              2000.


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